Calculation of Filing Fee Tables
N-14
New Carlyle Credit Solutions
Table 1: Newly Registered Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares of Beneficial Interests, par value $0.001 per share	457(a)	96,072,744		$ 1,733,152,301.76	0.0001381	$ 239,348.33
Fees Previously Paid
			Total Offering Amounts:				$ 1,733,152,301.76		$ 239,348.33
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 239,348.33
Offering Note
[1]	Rule 457(f) Fee Calculation Details

Estimated solely for the purpose of calculating the registration fee and calculated pursuant to Rule 457(a) and Rule 457(f) under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price is equal to: (1) $18.04, the net asset value per common share of Carlyle Credit Solutions, Inc. (the securities to be cancelled in the mergers) as of July 31, 2026, multiplied by (2) 96,072,744 common shares of Carlyle Credit Solutions, Inc. outstanding as of August 31, 2026, that may be exchanged for common shares of the Registrant in accordance with the terms of the Agreement and Plan of Reorganization as described in the enclosed Registration Statement.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
96,072,744	$ 18.04	$ 1,733,152,301.76			$ 1,733,152,301.76

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date